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Exhibit 99.1

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

INDEX TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Combined and Consolidated Balance Sheets at March 31, 2008 (unaudited), December 31, 2007 and 2006	F-3

Combined and Consolidated Statements of Operations and Comprehensive Income (Loss) for the Quarters Ended March 31, 2008 (unaudited) and 2007 (unaudited) and the Years Ended December 31, 2007, 2006 and 2005	F-4
Combined and Consolidated Statements of Stockholder's Equity for the Quarter Ended March 31, 2008 (unaudited) and the Years Ended December 31, 2007, 2006 and 2005	F-5
Combined and Consolidated Statements of Cash Flows for the Quarters Ended March 31, 2008 (unaudited) and 2007 (unaudited) and the Years Ended December 31, 2007, 2006 and 2005	F-6
Notes to Combined and Consolidated Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder
of Classmates Media Corporation:

        In our opinion, the accompanying combined and consolidated balance sheets and the related combined and consolidated statements of operations and comprehensive income (loss), stockholder's equity and cash flows present fairly, in all material respects, the financial position of Classmates Media Corporation (a wholly-owned subsidiary of United Online, Inc.) and its subsidiaries (the "Company") at December 31, 2007 and December 31, 2006, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        As discussed in Note 1 to the combined and consolidated financial statements, the Company changed the manner in which it accounts for stock-based compensation in 2006.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
March 14, 2008

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

COMBINED AND CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

		December 31,
	March 31, 2008
		2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,863	$14,921	$3,552
Short-term investments	7,453	—	—
Accounts receivable, net of allowance for doubtful accounts of $1,146, $1,029 and $818 at March 31, 2008 (unaudited), December 31, 2007 and 2006, respectively	14,775	17,767	17,615
Deferred tax assets, net	1,686	1,894	2,569
Other current assets	6,655	6,124	5,734

Total current assets	52,432	40,706	29,470
Property and equipment, net	15,456	16,402	13,082
Goodwill	123,729	123,841	124,200
Intangible assets, net	34,605	36,660	47,367
Other assets	5,660	5,409	750

Total assets	$231,882	$223,018	$214,869

Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable	$12,367	$12,410	$10,687
Accrued liabilities	9,942	12,228	9,177
Payable to UOL	438	—	—
Member redemption liability	18,866	19,528	15,864
Deferred revenue	51,719	46,527	33,473
Capital leases	9	13	17

Total current liabilities	93,341	90,706	69,218
Member redemption liability	4,918	5,061	4,154
Deferred revenue	4,772	4,678	3,214
Deferred tax liabilities, net	7,587	8,005	11,261
Notes payable to UOL	50,000	50,000	—
Capital leases	—	—	13
Other liabilities	323	273	236

Total liabilities	160,941	158,723	88,096

Commitments and contingencies (see Note 11)
Stockholder's equity:
Preferred stock, $0.0001 par value; 50,000 shares authorized; no shares issued or outstanding at March 31, 2008 (unaudited) and December 31, 2007 and 2006	—	—	—
Class A common stock, $0.0001 par value; 350,000 shares authorized; no shares issued or outstanding at March 31, 2008 (unaudited) and December 31, 2007 and 2006	—	—	—
Class B common stock, $0.0001 par value; 100,000 shares authorized; 48,000 shares issued and outstanding at March 31, 2008 (unaudited) and December 31, 2007 and 2006	5	5	5
Additional paid-in capital	78,049	73,058	138,695
Accumulated other comprehensive loss	(185)	(176)	(117)
Accumulated deficit	(6,928)	(8,592)	(11,810)

Total stockholder's equity	70,941	64,295	126,773

Total liabilities and stockholder's equity	$231,882	$223,018	$214,869

The accompanying notes are an integral part of these combined and consolidated financial statements.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

	Quarter Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Billable services	$31,241	$22,227	$106,514	$81,146	$63,550
Advertising	20,643	20,207	86,905	58,300	21,342

Total revenues	51,884	42,434	193,419	139,446	84,892

Operating expenses:
Cost of revenues (including allocated expenses and stock-based compensation from UOL—see Note 2 and Note 7)	10,212	9,394	41,978	29,853	13,035
Sales and marketing (including allocated expenses and stock-based compensation from UOL—see Note 2 and Note 7)	19,646	20,465	79,205	60,782	43,184
Product development (including allocated expenses and stock-based compensation from UOL—see Note 2 and Note 7)	5,430	3,703	16,809	11,857	6,883
General and administrative (including allocated expenses and stock-based compensation from UOL—see Note 2 and Note 7)	10,706	6,466	35,008	25,217	16,907
Amortization of intangible assets	2,105	2,848	10,769	12,731	16,388
Restructuring charges	—	—	42	—	—

Total operating expenses	48,099	42,876	183,811	140,440	96,397

Income (loss) from operations	3,785	(442)	9,608	(994)	(11,505)
Interest and other income (expense), net	103	24	56	(81)	24
Interest expense	(1,189)	(114)	(2,257)	(492)	(49)

Income (loss) before income taxes	2,699	(532)	7,407	(1,567)	(11,530)
Provision for (benefit from) income taxes	1,035	(282)	4,189	549	(3,339)

Income (loss) before cumulative effect of accounting change	1,664	(250)	3,218	(2,116)	(8,191)
Cumulative effect of accounting change, net of tax (see Note 1)	—	—	—	183	—

Net income (loss)	$1,664	$(250)	$3,218	$(1,933)	$(8,191)

Change in unrealized gain on short-term investments, net of tax of $3 for the quarter ended March 31, 2008	8	—	—	—	—
Foreign currency translation	(17)	2	(59)	(7)	(118)

Comprehensive income (loss)	$1,655	$(248)	$3,159	$(1,940)	$(8,309)

Basic and diluted net income (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.03	$(0.01)	$0.07	$(0.04)	$(0.17)
Cumulative effect of accounting change, net of tax	—	—	—	—	—

Net income (loss) per share	$0.03	$(0.01)	$0.07	$(0.04)	$(0.17)

Shares used to calculate basic and diluted net income (loss) per share	48,000	48,000	48,000	48,000	48,000

The accompanying notes are an integral part of these combined and consolidated financial statements.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

COMBINED AND CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

(in thousands)

	Common Stock				Accumulated Other Comprehensive Income (Loss)
			Additional Paid-in Capital	Deferred Stock-Based Compensation		Accumulated Deficit	Total Stockholder's Equity
	Shares	Amount
Balance at January 1, 2005	48,000	$5	$105,672	$(1,187)	$8	$(1,686)	$102,812
Allocation of restricted stock	—	—	1,902	(1,902)	—	—	—
Allocation of restricted stock units	—	—	4,646	(4,646)	—	—	—
Cancellation of restricted stock units	—	—	(127)	127	—	—	—
Cancellation of options assumed in connection with acquisition	—	—	(668)	668	—	—	—
Stock-based compensation	—	—	4	2,627	—	—	2,631
Foreign currency translation	—	—	—	—	(118)	—	(118)
Net distributions of capital to UOL	—	—	(18,097)	—	—	—	(18,097)
Net loss	—	—	—	—	—	(8,191)	(8,191)

Balance at December 31, 2005	48,000	5	93,332	(4,313)	(110)	(9,877)	79,037
Cumulative effect of accounting change, net of tax	—	—	(183)	—	—	—	(183)

Balance at January 1, 2006	48,000	5	93,149	(4,313)	(110)	(9,877)	78,854
Reversal of deferred stock-based compensation	—	—	(4,313)	4,313	—	—	—
Net contributions of capital from UOL	—	—	44,244	—	—	—	44,244
Stock-based compensation	—	—	4,872	—	—	—	4,872
Foreign currency translation	—	—	—	—	(7)	—	(7)
Tax benefits from equity awards	—	—	743	—	—	—	743
Net loss	—	—	—	—	—	(1,933)	(1,933)

Balance at December 31, 2006	48,000	5	138,695	—	(117)	(11,810)	126,773
Notes payable to UOL	—	—	(50,000)	—	—	—	(50,000)
Net distributions of capital to UOL	—	—	(23,289)	—	—	—	(23,289)
Stock-based compensation	—	—	6,989	—	—	—	6,989
Foreign currency translation	—	—	—	—	(59)	—	(59)
Tax benefits from equity awards	—	—	663	—	—	—	663
Net income	—	—	—	—	—	3,218	3,218

Balance at December 31, 2007	48,000	5	73,058	—	(176)	(8,592)	64,295
Net contributions of capital from UOL	—	—	1,152	—	—	—	1,152
Stock-based compensation	—	—	3,863	—	—	—	3,863
Foreign currency translation	—	—	—	—	(17)	—	(17)
Change in unrealized gain on short-term investments, net of tax	—	—	—	—	8	—	8
Tax shortfalls from equity awards	—	—	(24)	—	—	—	(24)
Net income	—	—	—	—	—	1,664	1,664

Balance at March 31, 2008 (unaudited)	48,000	$5	$78,049	$—	$(185)	$(6,928)	$70,941

The accompanying notes are an integral part of these combined and consolidated financial statements.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Quarter Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Cash flows from operating activities:
Net income (loss)	$1,664	$(250)	$3,218	$(1,933)	$(8,191)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,167	4,743	18,569	20,933	21,902
Accretion of discount on short-term investments	(15)	—	—	—	—
Stock-based compensation	3,863	838	6,989	4,872	2,631
Provision for doubtful accounts receivable	228	46	399	157	261
Deferred taxes, net	(82)	52	(2,206)	(686)	(3,339)
Tax benefits (shortfalls) from equity awards	(24)	104	663	743	—
Excess tax benefits from equity awards	(44)	(48)	(298)	(97)	—
Loss on sale of property and equipment	1	—	60	200	123
Cumulative effect of accounting change, net of tax	—	—	—	(183)	—
Changes in operating assets and liabilities (excluding the effects of acquisitions):
Accounts receivable	2,764	2,571	(550)	(3,666)	(1,240)
Other assets	(534)	(1,224)	(1,630)	(2,176)	148
Accounts payable and accrued liabilities	(769)	(2,564)	3,337	988	4,853
Member redemption liability	(805)	1,193	4,571	2,344	—
Deferred revenue	5,287	4,946	14,518	3,680	9,656
Other liabilities	49	(18)	37	(41)	(10)

Net cash provided by operating activities	15,750	10,389	47,677	25,135	26,794

Cash flows from investing activities:
Purchases of property and equipment	(1,117)	(891)	(11,187)	(10,293)	(4,848)
Purchases of short-term investments	(7,429)	—	—	—	—
Cash paid for acquisitions, net of cash acquired	—	—	—	(59,655)	—
Proceeds from sale of assets, net	—	—	7	—	—

Net cash used for investing activities	(8,546)	(891)	(11,180)	(69,948)	(4,848)

Cash flows from financing activities:
Payments on capital leases	(4)	(4)	(17)	(668)	(621)
Payments of offering costs	(1,370)	—	(1,983)	—	—
Net capital contributions from (distributions to) UOL	1,152	(8,634)	(23,289)	44,244	(18,097)
Excess tax benefits from equity awards	44	48	298	97	—

Net cash provided by (used for) financing activities	(178)	(8,590)	(24,991)	43,673	(18,718)

Effect of exchange rate changes on cash and cash equivalents	(84)	(2)	(137)	(54)	(130)
Change in cash and cash equivalents	6,942	906	11,369	(1,194)	3,098
Cash and cash equivalents, beginning of period	14,921	3,552	3,552	4,746	1,648

Cash and cash equivalents, end of period	$21,863	$4,458	$14,921	$3,552	$4,746

Supplemental disclosure of cash flows:
Cash paid for interest	$1,203	$1	$713	$28	$48
Cash paid for income taxes	$5	$—	$4,649	$—	$—
Supplemental disclosure of non-cash investing and financing activities:
Issuance of notes payable for dividend to UOL	$—	$—	$50,000	$—	$—
Reduction in goodwill in connection with a release of a portion of the valuation allowance for deferred tax assets	$128	$—	$375	$—	$—

The accompanying notes are an integral part of these combined and consolidated financial statements.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS

Description and Organization of Business

        Classmates Media Corporation, including its subsidiaries, (collectively, the "Company") is a wholly-owned subsidiary of United Online, Inc. ("UOL"), a publicly-traded corporation. The Company was formed in August 2007 for the purposes of consolidating the following business units of UOL and to consummate a proposed initial public offering ("IPO").

  •
  Classmates Online, Inc. ("Classmates Online"), previously an independent company, was acquired by UOL in November 2004. This entity operates Classmates, an online social networking service, as well as three international online social networking services. These social networking services generate revenues principally through subscription fees (described herein as billable services) and advertising fees.

  •
  Opobox, Inc., previously an independent company, was acquired by Classmates Online in March 2006. This entity operates The Names Database, an online social networking service, and generates revenues principally through subscription fees (described herein as billable services).

  •
  MyPoints.com, Inc. ("MyPoints"), previously a subsidiary of an unrelated company, was acquired by UOL in April 2006. This entity operates an online loyalty marketing service and generates revenues through advertising fees.

        Each of the above business units (collectively, the "contributed businesses") historically operated as part of UOL, and not as a standalone company. UOL reports the above business units as its Classmates Media segment. The businesses were contributed to the Company by UOL on August 9, 2007.

Basis of Presentation

        The accompanying combined and consolidated financial statements for the quarters ended March 31, 2008 (unaudited) and 2007 (unaudited) years ended December 31, 2007, 2006 and 2005 include the operations of the contributed businesses, as described above. All significant intercompany accounts and transactions between the contributed businesses have been eliminated in consolidation. The combined and consolidated financial statements, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company's results of operations and cash flows for the years ended December 31, 2007, 2006 and 2005. The results of operations for such periods are not necessarily indicative of the results expected for any future periods.

        The accompanying condensed combined and consolidated financial statements for the quarters ended March 31, 2008 and 2007 are unaudited. The Company's unaudited condensed combined and consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America ("GAAP") for complete financial statements. The unaudited condensed combined and consolidated financial statements have been prepared on the same basis as the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

recurring adjustments, necessary to state fairly the Company's results of operations and cash flows for the quarters ended March 31, 2008 and 2007. The financial data and other information disclosed in the notes to the combined and consolidated financial statements related to the quarters ended March 31, 2008 and 2007 are unaudited. The results of operations for such periods are not necessarily indicative of the results expected for any future periods.

        The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities and the reported amounts of revenues and expenses. Actual results could differ from these estimates and assumptions.

        The most significant areas that require management judgment and which are susceptible to possible change in the near term include the Company's revenue recognition, goodwill, intangible assets and other long-lived assets, member redemption liability, allocated costs, legal contingencies, and income taxes. The accounting policies for these areas are discussed elsewhere in these combined and consolidated financial statements.

        The formation of the Company and the subsequent contribution of the contributed businesses is considered to be a reorganization of entities under common control in accordance with GAAP. The reorganization does not change the historical basis of the underlying assets and liabilities. Accordingly, the accompanying combined and consolidated financial statements reflect the Company's current organizational structure, and use the historical basis of assets and liabilities of the contributed businesses from the point at which they were acquired by UOL or the Company.

        The accompanying combined and consolidated financial statements are presented on a "carve-out basis" from the accounts of UOL and may not necessarily reflect the Company's results of operations, financial position and cash flows as if it operated as a standalone company during all periods presented. In particular, the Company historically has received from, and relied upon, UOL to provide management, sales; marketing; product development; administrative, including finance, legal, human resources, and facilities management; and other services. The Company's combined and consolidated financial statements include allocated expenses and stock-based compensation of UOL relating to these services.

        The direct and indirect expenses allocated by UOL to the Company have been determined on a basis that the Company and UOL consider to be reasonable. Direct expenses have been determined based on the estimated level of effort undertaken or resources expended by UOL for services provided to the Company. Indirect expenses have been determined based on the Company's proportionate revenues compared to the total revenues of UOL. It is anticipated that the Company will remain a controlled subsidiary of UOL by virtue of UOL's continued voting interest in the Company's common stock subsequent to the proposed IPO of Classmates Media Corporation and will continue to receive services from UOL. The amounts recorded for these services are not necessarily representative of the amounts that would have been reflected in the Company's combined and consolidated financial statements had it been an entity that operated independent of UOL. The Company plans to expand its own administrative functions, including, but not limited to, its finance and legal functions, which may be at higher or lower costs than the comparable services currently provided by UOL. In addition, the Company expects to incur significant additional costs associated with operating as an independent

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

public company, including finance, legal, insurance, SEC reporting and other compliance costs, and other expenses. These expenses may be materially different than those reflected in the Company's historical results of operations. Accordingly, the accompanying combined and consolidated financial statements are not necessarily indicative of the Company's future results of operations, financial position and cash flows.

        Cash necessary to initially capitalize the Company and to acquire the contributed businesses has been provided by UOL directly or in the form of capital contributions from UOL to the Company. Historically, cash flows generated by the Company have been transferred to UOL in accordance with UOL's centralized treasury practices, including costs for management and shared general and administrative services which have been allocated to the Company from UOL. The net amount transferred has been accounted for as a contribution of capital from, or distribution of capital to, UOL.

Dividend and Related Notes Payable

        On August 8, 2007, the Company, through its subsidiaries, declared a dividend to UOL, which was evidenced by unsecured notes payable in the aggregate principal amount of $50.0 million. The notes bear interest at an annual rate of 9.625%, payable quarterly in arrears. No principal is due on the notes until maturity on August 31, 2013, but the notes may be repaid in whole or in part at any time prior to maturity without penalty. The Company intends to retire the notes with the proceeds from the Company's proposed IPO.

Accounting Policies

        Allocated Costs—The combined and consolidated statements of operations include the Company's direct expenses as well as indirect expenses allocated by UOL relating to management; sales; marketing; product development; administrative, including finance, legal, human resources, and facilities management; and other services. Direct expenses have been determined based on the estimated level of effort undertaken or resources expended by UOL for the services provided to the Company. Indirect expenses have been determined based on the Company's proportionate revenues compared to total revenues of UOL. Beginning January 1, 2008, allocated costs began to be charged following the methodologies set out in the intercompany agreements between the Company and UOL; however, certain adjustments have been made to the methodologies to reflect the fact that the Company has not yet completed its IPO. (see Note 2).

        Cash, Cash Equivalents and Short-Term Investments—The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash and which have a maturity date within 90 days from the date of purchase. Cash equivalents are carried at cost, which approximates market value. The Company's short-term investments consist of available-for-sale securities with maturities exceeding ninety days from the date of purchase. Consistent with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, the Company has classified these securities, all of which have readily determinable fair values and which are highly liquid, as short-term because the sale of such securities may be required prior to maturity to implement management's strategies.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

        The Company's short-term investments at March 31, 2008 consisted of U.S. Government agencies. The primary objective of the Company's short-term investments portfolio is the preservation of principal and liquidity while maximizing yield without significantly increasing risk. The Company's investment policy requires a minimum long-term credit rating of A, and if a long-term credit rating is not available, the Company requires a minimum short-term credit rating of A1 and P1. Furthermore, by policy, the Company limits the amount of credit exposure to any one issuer. The Company's investments, at times in both fixed-rate and variable-rate interest-earning instruments, carry a degree of interest rate risk. Fixed-rate securities may have their fair market value adversely impacted due to a rise in interest rates, while variable-rate securities may produce less income than expected if interest rates fall. Due in part to these factors, the Company's future investment income may fall short of expectations due to changes in interest rates, or it may suffer losses in principal by selling securities which have declined in market value due to changes in interest rates.

        The Company classifies all of its short-term investments as available-for-sale. Available-for-sale securities are carried at fair value, with changes in unrealized gains and losses, net of taxes, reported in the combined and consolidated statements of operations and comprehensive income (loss). Realized gains or losses and permanent declines in value, if any, on available-for-sale securities are reported in interest and other income, net, in the combined and consolidated statements of operations and comprehensive income (loss). The cost basis of a security that has been sold and any amount reclassified out of accumulated other comprehensive income (loss) in the combined and consolidated balance sheets into earnings is determined by the specific identification method.

        The Company classifies outstanding interest payments due on its short-term investments as interest receivable, the balance of which is reflected in other current assets in the combined and consolidated balance sheets.

        The Company regularly assesses whether an other-than-temporary impairment loss on its short-term investments has occurred due to declines in fair value or other market conditions. Declines in fair value that are considered other than temporary are recorded as an impairment charge and reported in the combined and consolidated statements of operations and comprehensive income (loss). Factors considered by management in assessing whether an other-than-temporary impairment has occurred include: the nature of the investment; whether the decline in fair value is attributable to specific adverse conditions affecting the investment; the financial condition of the investee; the severity and the duration of the impairment; and whether the Company has the ability to hold the investment to maturity. When it is determined that an other-than-temporary impairment has occurred, the investment is written down to its market value at the end of the period in which it is determined that an other-than-temporary decline has occurred. During the years ended December 31, 2007, 2006 and 2005, the Company did not record any such impairment charges.

        Restricted Cash—Restricted cash, which is included in other current assets and other assets in the combined and consolidated balance sheets, consists of certificates of deposit and, in general, collateralizes the Company's obligations related to standby letters of credit pursuant to certain of the Company's lease arrangements.

        Concentrations of Credit and Business Risk—Financial instruments that potentially subject the Company to a concentration of credit risk primarily consist of cash and cash equivalents, short-term

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

investments and accounts receivable. The Company's accounts receivable are derived primarily from revenue earned from advertising customers located in the United States and pay accounts. The Company extends credit based upon an evaluation of the customer's financial condition and, generally, collateral is not required. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable, and, to date, such losses have been within management's expectations.

        The Company evaluates specific accounts receivable where information exists that the customer may have an inability to meet its financial obligations. In these cases, based on the best available facts and circumstances, a specific allowance is recorded for that customer against amounts due to reduce the receivable to the amount that is expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received that impacts the amount of the allowance. Also, an allowance is established for all customers based on the aging of the receivables. If circumstances change (e.g., higher than expected defaults or an unexpected material adverse change in a major customer's ability to meet its financial obligations), the estimates of the recoverability of amounts due to the Company are adjusted.

        At March 31, 2008 (unaudited), December 31, 2007 and 2006, no individual customer comprised more than 10% of the combined and consolidated accounts receivable balance. For the quarters ended March 31, 2008 (unaudited) and 2007 (unaudited) and for the years ended December 31, 2007 and 2006, no individual customer comprised more than 10% of combined and consolidated total revenues. For the year ended December 31, 2005, one customer comprised 10% of combined and consolidated total revenues.

        At March 31, 2008 (unaudited), December 31, 2007 and 2006, the Company's cash and cash equivalents were maintained primarily with major financial institutions and brokerage firms in the United States. Deposits with these institutions and firms generally exceed the amount of insurance provided on such deposits.

        Intangible Assets and Other Long-Lived Assets—The Company accounts for identifiable intangible assets and other long-lived assets in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses financial accounting and reporting for the impairment and disposition of identifiable intangible assets and other long-lived assets. The Company evaluates the recoverability of identifiable intangible assets and other long-lived assets, other than indefinite-lived intangible assets, for impairment when events occur or circumstances change that would indicate that the carrying amount of an asset may not be recoverable. Events or circumstances that may indicate that an asset is impaired include, but are not limited to, significant decreases in the market value of an asset, significant underperformance relative to expected historical or projected future operating results, a change in the extent or manner in which an asset is used, significant declines in the Company's stock price for a sustained period, shifts in technology, loss of key management or other personnel, significant negative industry or economic trends, and changes in the Company's operating model or strategy and competitive forces. In determining if an impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If an impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

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1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

exceeds the fair market value of the assets. Definite-lived intangible assets are amortized on either a straight-line or an accelerated basis over their estimated useful lives, ranging from two to ten years. The Company's identifiable intangible assets were acquired in connection with business combinations. The Company has no indefinite-lived intangible assets at December 31, 2007.

        Property and Equipment—Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which is generally two to three years for computer software and equipment and three to seven years for furniture and fixtures. Leasehold improvements, which are included in furniture and fixtures, are amortized using the straight-line method over the shorter of the lease term or seven years. Upon the sale or retirement of property or equipment, the cost and related accumulated depreciation or amortization is removed from the Company's combined and consolidated financial statements with the resulting gain or loss reflected in the Company's results of operations. Repairs and maintenance costs are expensed as incurred.

        Goodwill—Goodwill represents the excess of the cost of an acquired entity over the fair value of the acquired net assets. The Company accounts for goodwill in accordance with SFAS No. 142, Goodwill and Other Intangible Assets, which among other things, addresses financial accounting and reporting requirements for acquired goodwill and other intangible assets. SFAS No. 142 requires goodwill to be carried at cost, prohibits the amortization of goodwill and requires the Company to test goodwill for impairment at least annually at the reporting unit level. The Company performs an impairment test of its goodwill annually during the fourth quarter of its fiscal year or when events occur or circumstances change that would more likely than not indicate that goodwill might be permanently impaired. Events or circumstances which could trigger an impairment review include, but are not limited to, a significant adverse change in legal factors or in the business climate, an adverse action or assessment by a regulator, unanticipated competition, a loss of key management or other personnel, significant changes in the manner of the Company's use of the acquired assets or the strategy for the acquired business or the Company's overall business activities, significant negative industry or economic trends or significant underperformance relative to expected historical or projected future results of operations.

        The testing for a potential impairment of goodwill involves a two-step process. The first step of the impairment test involves comparing the estimated fair values of each of the Company's reporting units with their respective net book values, including goodwill. If the estimated fair value exceeds net book value, including goodwill, goodwill is considered not to be impaired and no additional steps are necessary. If, however, the estimated fair value of the reporting unit is less than net book value, including goodwill, then the carrying amount of the goodwill is compared with its implied fair value. If the carrying amount of goodwill exceeds the implied fair value of that goodwill, an impairment loss would be recognized in an amount equal to the excess. The Company functions as one operating segment and has determined that its reporting units are one level below the operating segment. Although we operate in one segment, in accordance with SFAS No. 131, we have identified three reporting units—Classmates Online, The Names Database and MyPoints—for purposes of evaluating goodwill. These reporting units each constitute a business for which discrete financial information is available. The Company has not recognized any goodwill impairment losses since the date of its inception (November 17, 2004).

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

        Business Combinations—All of the acquisitions of the contributed businesses have been accounted for as purchase business combinations. Under the purchase method of accounting, the costs, including transaction costs, are allocated to the underlying net assets acquired, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired is recorded as goodwill.

        The judgments made in determining the estimated fair value and expected useful lives assigned to each class of assets and liabilities acquired can significantly impact net income. Consequently, to the extent an indefinite-lived, definite-lived or a longer-lived asset is ascribed greater value under the purchase method than a shorter-lived asset, there may be less amortization recorded in a given period. Definite-lived identifiable intangible assets are amortized on either a straight-line basis or an accelerated basis. The Company determines the appropriate amortization method by performing an analysis of expected cash flows over the estimated useful lives of the assets and matches the amortization expense to the expected cash flows from those assets.

        Determining the fair value of certain assets and liabilities acquired is subjective in nature and often involves the use of significant estimates and assumptions. Two areas, in particular, that require significant judgment are estimating the fair value and related useful lives of identifiable intangible assets. To assist in this process, the Company may obtain appraisals from valuation specialists for certain intangible assets. While there are a number of different methods used in estimating the fair value of acquired intangible assets, there are two approaches primarily used: the discounted cash flow and market comparison approaches. Some of the more significant estimates and assumptions inherent in the two approaches include: projected future cash flows (including timing); discount rate reflecting the risk inherent in the projected future cash flows; terminal growth rate; subscriber churn; terminal value; determination of appropriate market comparables; and the determination of whether a premium or a discount should be applied to market comparables. Most of the above assumptions are made based on available historical and market information.

        Member Redemption Liability—Member redemption liability for loyalty marketing points represents the estimated costs associated with MyPoints' obligation to redeem outstanding points accumulated by its loyalty marketing members as well as those points purchased by its advertisers for use in such advertisers' promotion campaigns as they have been earned by MyPoints' members, less an allowance for points expected to expire prior to redemption. The estimated cost of points is primarily presented in cost of revenues, except for the portion related to member acquisition activities, internal marketing surveys and other non-revenue generating activities which are presented in sales and marketing expenses. The member redemption liability is recognized when members earn points and is reduced when members redeem accumulated points upon reaching required redemption thresholds or when points expire prior to redemption.

        MyPoints members may redeem points for third-party gift cards and other rewards. Members earn points when they respond to direct marketing offers delivered by MyPoints, purchase goods or services from advertisers, engage in certain promotional campaigns of advertisers or engage in other specified activities.

        The member redemption liability is estimated based upon the weighted-average cost and number of points that may be redeemed in the future. On a monthly basis, the weighted-average cost of points

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

is calculated by taking the total cost of items fulfilled divided by total points redeemed. The discounts and points needed to redeem third-party gift cards and other rewards vary by merchant and award denomination. MyPoints purchases gift cards and other awards from merchants at a discount and sets redemption levels for its members. MyPoints has the ability to adjust the number of points required to redeem awards to reflect changes in the cost of awards.

        On a monthly basis, MyPoints accounts for and reduces the gross points issued by an estimate of points that will never be redeemed by its members. This reduction is calculated based on an analysis of historical point-earning trends, redemption activities and individual member account activity, in accordance with Emerging Issues Task Force ("EITF") Issue No. 00-22, Accounting for "Points" and Certain Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products and Services to be Delivered in the Future. MyPoints' analysis takes into consideration the total points in members' accounts that have been inactive for six months or longer, less an estimated reactivation rate, plus an estimate of future inactive points. Changes in, among other factors, the net number of points issued, redemption activities and members' activity levels could materially impact the member redemption liability.

        Points in active accounts do not expire. However, under the terms and conditions of membership in MyPoints' loyalty marketing program, MyPoints reserves the right to cancel or disable accounts and expire unredeemed points in accounts that are inactive for a period of twelve consecutive months. For purposes of the member redemption liability, "inactive" means a lack of any of the following: Web site visit; email response; survey completion; profile update; or any point-earning or point-redeeming transaction. The cancelling or disabling of inactive accounts would have no impact on the Company's combined and consolidated financial statements, as the Company fully considers inactive accounts when establishing the member redemption liability, as discussed above.

        Revenue Recognition—The Company's revenues are comprised of billable services revenues, which are derived primarily from fees charged to pay accounts, and advertising revenues. The Company applies the provisions of SEC Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition in Financial Statements, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the fee is fixed or determinable, no significant Company obligations remain, and collectibility is reasonably assured. To the extent, in the future, the Company offers its customers bundled services, it would also be subject to the provisions of EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. The Company has not entered into any such bundled arrangements to date.

        Billable services revenues are recognized in the period in which fees are fixed or determinable and the related services are provided to the customer. The Company's pay accounts generally pay in advance for their service by credit card, and revenue is then recognized ratably over the service period. Advance payments from pay accounts are recorded on the combined and consolidated balance sheets as deferred revenue.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

        Advertising revenues from the Company's social networking services consist primarily of amounts generated from the display of third-party registration offers at the end of Classmates Online's pay account registration process, amounts generated from other display advertisements, and amounts generated from referring members to third-party Web sites or services. The Company recognizes advertising revenues in the period in which the advertisement is displayed or, for performance-based arrangements, when the related performance criteria are met. In determining whether an arrangement exists, the Company ensures that a binding contract is in place, such as a standard insertion order or a fully executed customer-specific agreement. The Company assesses whether performance criteria have been met and whether the fees are fixed or determinable based on a reconciliation of the performance criteria and the payment terms associated with the transaction. The reconciliation of the performance criteria generally includes a comparison of internally tracked performance data to the contractual performance obligation and, when available, to third-party or customer-provided performance data.

        Advertising revenues for the Company's loyalty marketing service consist primarily of fees generated when emails are transmitted to members, when members respond to emails and when members complete online transactions. Each of these activities is a discrete, independent activity, which generally is specified in the sales agreement for each advertising customer. As the earning activities take place, activity measurement data (examples include the number of emails delivered and the number of responses received) is accumulated and the related revenue is recorded.

        The Company also sells points to a limited number of advertisers for use in their promotional campaigns. The Company recognizes a liability for those points at the time of sale. The Company is responsible for providing rewards when members seek to redeem accumulated points. The Company's policy is to defer revenue from the sale of points to advertisers and recognize it as the underlying awards are redeemed, in accordance with EITF Issue No. 00-22 and SAB Topic 13, Revenue Recognition. The Company recognizes the cost of member point redemptions when incurred.

        Probability of collection is assessed based on a number of factors, including past transaction history with the customer and the creditworthiness of the customer. If it is determined that collection is not reasonably assured, revenue is not recognized until collection becomes reasonably assured, which is generally upon receipt of cash. Deferred revenue also represents invoiced services that have not yet been performed.

        Cost of Revenues—Cost of revenues includes costs of providing rewards to members of the Company's loyalty marketing service; data center costs; personnel and overhead costs associated with operating the Company's networks and data centers; depreciation of network computers and equipment; fees associated with the storage and processing of customer credit cards and associated bank fees, as well as personnel-related expenses associated with creating, testing, delivering and monitoring the Company's email and Web campaigns. Historically, the costs that comprise the Company's cost of revenues have been relatively fixed. However, as a result of the cost of providing rewards to the members of the Company's loyalty marketing service, the Company's cost of revenues has become more variable as a percentage of revenues.

        Sales and Marketing—Sales and marketing expenses include expenses associated with promoting the Company's services and with generating advertising revenues. Expenses associated with promoting the Company's services include fees paid to third-party advertising networks and co-registration partners to

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

acquire new accounts, online advertising expenses and personnel-related expenses for marketing personnel. Most of the Company's sales and marketing expenses are fees paid to third-parties for the successful registration of new free members. Expenses associated with generating advertising revenues include sales commissions and personnel-related expenses for sales personnel.

        Advertising and promotion expenses for the years ended December 31, 2007, 2006 and 2005 were $47.4 million, $39.8 million and $31.4 million, respectively. At December 31, 2007 and 2006, $0.1 million and $0.1 million, respectively, of prepaid advertising and promotion expense was included in other current assets in the combined and consolidated balance sheets.

        Product Development—Product development expenses include expenses for the maintenance of existing software and technology and the development of new or improved software and technology, including personnel-related expenses for the software engineering, quality assurance and product and project management departments. Costs incurred by the Company to manage and monitor the Company's product development activities are generally expensed as incurred, except for certain costs relating to the acquisition and development of internal-use software, which are capitalized and depreciated over their estimated useful lives, generally three years.

        Software Development—The Company accounts for costs incurred to develop software for internal use in accordance with Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use, which requires such costs be capitalized and amortized over the estimated useful life of the software. The Company capitalizes costs associated with customized internal-use software systems that have reached the application development stage. Such capitalized costs include external direct costs utilized in developing or obtaining the applications and payroll and payroll-related expenses for employees who are directly associated with the applications. Capitalization of such costs begins when the preliminary project stage is complete and ceases at the point in which the project is substantially complete and ready for its intended purpose. The Company capitalized costs associated with internal-use software of $1.2 million and $0.7 million in the years ended December 31, 2007 and 2006, respectively, which are being depreciated on a straight-line basis over each project's estimated useful life which is generally three years. Capitalized internal-use software is included within the computer software and equipment category within property and equipment, net, in the combined and consolidated balance sheets.

        General and Administrative—General and administrative expenses include personnel-related expenses for executive, finance, legal, human resources, facilities, and internal customer support personnel. In addition, general and administrative expenses include professional fees for legal, accounting and financial services; recruiting; hosting for customer relationship management-related services; non-income taxes; insurance; bad-debt expense; occupancy; and other overhead costs.

        Stock-Based Compensation—The Company's employees participate in the stock-based compensation plans of UOL. Under these plans, certain employees have received grants of stock options and restricted stock units for UOL common stock. All unvested stock options and restricted stock units in UOL common stock held by the Company's employees will continue to vest under the original terms of those equity awards. Additionally, all eligible Company employees are provided the opportunity to participate in UOL's employee stock purchase plan. As a result, the reported amounts for stock-based compensation reflected in these combined and consolidated financial statements may not be reflective

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

of the amounts that would have been reported if the Company were an independent company with its own compensation plans.

        On January 1, 2006, the Company adopted SFAS No. 123R (revised 2004), Share-Based Payment, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options, stock awards and employee stock purchases related to UOL's employee stock purchase plan based on the grant-date fair values of the awards. SFAS No. 123R supersedes the Company's previous accounting under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. In March 2005, the SEC issued SAB No. 107 relating to SFAS No. 123R. The Company has applied the provisions of SAB No. 107 in its adoption of SFAS No. 123R (see Note 7 for additional information). Although the equity awards provided to the Company's employees have been made in UOL's common stock, for purposes of presentation within these combined and consolidated financial statements, the estimated fair value of the Company's compensation related to these equity awards has been pushed down and included as a component of stockholder's equity in the Company's combined and consolidated balance sheets.

        The Company adopted SFAS No. 123R using the modified prospective transition method, and the Company's combined and consolidated financial statements at and for the years ended December 31, 2007 and 2006 reflect the impact of SFAS No. 123R. In accordance with the modified prospective transition method, the Company's combined and consolidated financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS No. 123R.

        SFAS No. 123R requires companies to estimate the fair value of share-based payment awards on the grant date using an option-pricing model. Under SFAS No. 123, Accounting for Stock-Based Compensation, the Company used the Black-Scholes option-pricing model for valuation of share-based awards for its pro forma information. Upon adoption of SFAS No. 123R, the Company elected to continue to use the Black-Scholes option-pricing model for valuing share-based payment awards. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the requisite service periods in the Company's combined and consolidated statements of operations and comprehensive income (loss). Prior to the adoption of SFAS No. 123R, the Company accounted for share-based payment awards to employees and directors using the intrinsic value method in accordance with APB No. 25 as allowed under SFAS No. 123. Under the intrinsic value method, no stock-based compensation related to stock options had been recognized in the Company's combined and consolidated statements of operations and comprehensive income (loss), other than as related to acquisitions, because the exercise price of the UOL stock options granted to the Company's employees equaled the fair market value of the underlying stock at the grant date.

        SFAS No. 123R requires forfeitures to be estimated at the time of grant in order to calculate the amount of share-based payment awards ultimately expected to vest. The forfeiture rate is based on historical forfeiture rates for UOL, which the Company does not believe would be materially different for the Company. Stock-based compensation recognized in the Company's combined and consolidated statements of operations for the quarters ended March 31, 2008 (unaudited) and 2007 (unaudited) and for the years ended December 31, 2007 and 2006 includes compensation expense for share-based payment awards granted prior to or on, but not yet vested at, December 31, 2005 based on the

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

grant-date fair value estimated in accordance with the pro forma provisions of SFAS No. 123 and compensation expense for share-based payment awards granted subsequent to December 31, 2005 based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123R. As stock-based compensation recognized in the combined and consolidated statements of operations for the years ended December 31, 2007 and 2006 is based on equity awards ultimately expected to vest, it has been reduced for estimated forfeitures. For the periods prior to 2006, the Company accounted for forfeitures as they occurred. Accordingly, a pre-tax cumulative effect of accounting change adjustment totaling $0.3 million ($0.2 million, net of tax) was recorded in the March 2006 quarter to adjust for share-based payment awards granted prior to January 1, 2006 that are not ultimately expected to vest.

        Prior to the adoption of SFAS No. 123R, the Company recognized stock-based compensation for equity awards with graded vesting by treating each vesting tranche as a separate award and recognizing compensation expense ratably for each tranche. For equity awards granted subsequent to the adoption of SFAS No. 123R, the Company treats such awards as a single award and recognizes stock-based compensation on a straight-line basis (net of estimated forfeitures) over the employee service period.

        In November 2005, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position ("FSP") No. SFAS 123(R)-3, Transition Election Related to Accounting for Tax Effects of Share-Based Payment Awards. The alternative transition method includes simplified methods to establish the beginning balance of the additional paid-in capital pool ("APIC pool") related to the tax effects of employee share-based compensation, and to determine the subsequent impact on the APIC pool and combined and consolidated statements of cash flows of the tax effects of employee share-based payment awards that were outstanding upon adoption of SFAS No. 123R. In the June 2006 quarter, the Company adopted the provisions of FSP No. SFAS 123(R)-3.

        As a result of the adoption of SFAS No. 123R, the Company's loss before income taxes and net loss for the year ended December 31, 2006 was $1.4 million and $0.9 millionhigher, respectively, than if the Company had continued to account for stock-based compensation under APB Opinion No. 25. Basic and diluted net loss per share for the year ended December 31, 2006 were each $0.02 lower than if the Company had continued to account for stock-based compensation under APB Opinion No. 25.

        The following table illustrates (in thousands, except per share amounts) the effect on net loss and net loss per share in the year ended December 31, 2005 as if the Company had applied the fair value

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

recognition provisions of SFAS No. 123, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure.

Year Ended December 31, 2005
Net loss, as reported	$(8,191)
Add: Stock-based compensation included in net loss, net of tax	1,710
Deduct: Stock-based compensation determined under fair value-based method for all equity awards, net of tax	(3,423)

Net loss, pro forma	$(9,904)

Basic and diluted net loss per share, as reported	$(0.17)

Basic and diluted net loss per share, pro forma	$(0.21)

        Interest and Other Income (Expense), Net—Interest income consists of earnings on the Company's cash, cash equivalents and short-term investments. Other income (expense), net, consists of equity earnings on investments in subsidiaries and exchange rate gains and losses.

        Interest Expense—Interest expense consists of interest expense on the notes payable to UOL and capital leases and imputed interest on the Company's acquired member redemption liability.

        Comprehensive Income (Loss)—SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting comprehensive income (loss) and its components in financial statements. Comprehensive income (loss), as defined, includes all changes in equity (net assets) during a period from non-owner sources. For the Company, comprehensive income (loss) consists of its reported net income (loss) and foreign currency translation.

        Foreign Currency—The functional currency of the Company's international subsidiaries is the local currency. The financial statements of these subsidiaries are translated to U.S. dollars using period-end rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues and expenses. Translation gains and losses are recorded in accumulated other comprehensive loss as a component of stockholder's equity in the combined and consolidated balance sheets. Net gains and losses resulting from foreign exchange transactions were not significant during the periods presented.

        Income Taxes—Income taxes are accounted for under SFAS No. 109, Accounting for Income Taxes, and have been prepared on the separate-return basis in these combined and consolidated financial statements. Under SFAS No. 109, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The computation of limitations relating to the amount of such tax assets, and the determination of appropriate valuation allowances relating to the realizability of such assets, are inherently complex and require the exercise of judgment. As additional information becomes available, the Company continually assesses the carrying value of its net deferred tax assets.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

        The Company applies the provisions of FASB Interpretation No. ("FIN") 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. Under FIN 48, the Company recognizes, in its combined and consolidated financial statements, the impact of tax positions that are more likely than not to be sustained upon examination based on the technical merits of the positions.

        The Company files income taxes as part of a consolidated group with UOL. For purposes of these combined and consolidated financial statements, the provision for (benefit from) income taxes has been computed as if the Company was a standalone corporate tax payer, in accordance with GAAP. The Company expects to enter into a tax sharing agreement with UOL to be effective upon consummation of the Company's proposed IPO.

        Net Income (Loss) Per Share—Basic and diluted net income (loss) per common share are presented in accordance with SFAS No. 128, Earnings Per Share. In accordance with SFAS No. 128, basic net income (loss) per common share has been computed using the weighted-average number of shares of common stock outstanding during the periods presented. Diluted net income (loss) per common share has been computed using the weighted-average number of shares of common stock outstanding during the periods presented, including the effect of potentially dilutive securities. There is no difference between basic and diluted net income (loss) per share as there were no potentially dilutive securities outstanding during the periods presented.

        Legal Contingencies—The Company records liabilities related to pending litigation when an unfavorable outcome is probable and management can reasonably estimate the amount of loss. The Company does not record liabilities for pending litigation when there are uncertainties related to assessing either the amount or the probable outcome of the claims asserted in the litigation. As additional information becomes available, the Company continually assesses the potential liability related to such pending litigation.

        Segments—In accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company operates in one principal operating segment, providing social networking and loyalty marketing services. The vast majority of the Company's revenues and related results of operations and identifiable assets are in the United States, and no other country represents more than 10% of the Company's total revenues.

        Operating Leases—The Company leases office space, data centers and certain office equipment under operating lease agreements with original lease periods of up to 10 years. Certain of the lease agreements contain rent holidays and rent escalation provisions. Rent holidays and rent escalation provisions are considered in determining straight-line rent expense to be recorded over the lease term. The lease term begins on the date of initial possession of the leased property for purposes of recognizing lease expense on a straight-line basis over the term of the lease. Lease renewal periods are considered on a lease-by-lease basis and are generally not included in the initial lease term.

  Recent Accounting Pronouncements

        Business Combinations—In December 2007, the FASB issued SFAS No. 141(R), Business Combinations. SFAS No. 141(R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at their fair values on the acquisition

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. DESCRIPTION AND ORGANIZATION OF BUSINESS, BASIS OF PRESENTATION, ACCOUNTING POLICIES, AND RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 141(R) is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on its combined and consolidated financial statements, if any, upon adoption of SFAS No. 141(R).

        Noncontrolling Interests in Consolidated Financial Statements—In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51. SFAS No. 160 clarifies that a noncontrolling interest in a subsidiary should be reported as equity in the combined and consolidated financial statements. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. The Company has not yet determined the effect on its combined and consolidated financial statements, if any, upon adoption of SFAS No. 160.

2. TRANSACTIONS WITH UNITED ONLINE, INC.

        The combined and consolidated statements of operations and comprehensive income (loss) include direct expenses as well as indirect expenses allocated by UOL relating to management; sales; marketing; product development; administrative, including finance, legal, human resources, and facilities management; and other services. Direct expenses have been determined based on the estimated level of effort undertaken or resources expended by UOL for services provided to the Company. Indirect expenses have been determined based on the Company's proportionate revenues compared to the total revenues of UOL. Beginning January 1, 2008, allocated costs began to be charged following the methodologies set out in the intercompany agreements between the Company and UOL; however, certain adjustments have been made to the methodologies to reflect the fact that the Company has not yet completed its IPO. Direct and indirect expenses allocated to the Company by UOL are included in the accompanying combined and consolidated statements of operations as follows (in thousands):

	Quarter Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Cost of revenues	$113	$18	$272	$9	$—
Sales and marketing	458	982	4,250	2,837	1,954
Product development	594	155	1,508	—	—
General and administrative	3,973	2,236	10,921	7,849	6,108
Restructuring charges	—	—	42	—	—

Total allocated costs	$5,138	$3,391	$16,993	$10,695	$8,062

        Allocated expenses from UOL include stock-based compensation of $2,224,000, $520,000, $2,230,000, $1,678,000, and $1,763,000, respectively, for the quarters ended March 31, 2008 (unaudited) and 2007 (unaudited) and for the years ended December 31, 2007, 2006 and 2005 for the UOL employees whose cost of services are allocated to the Company. Product development expenses were allocated to the Company by UOL beginning in the first quarter of 2007. Historically, the Company

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. TRANSACTIONS WITH UNITED ONLINE, INC. (Continued)

was responsible for providing its own product development, and in an effort to streamline costs, began during 2007 to utilize services provided by UOL related to application development, application services and network and data center operational services. The allocated expenses charged to the Company by UOL, together with the expenses incurred directly by the Company, represent all costs of operating the business. Due to the nature of the services provided and the integration of the Company within UOL, it is not practicable to determine what such costs would have been on a standalone basis during the periods presented.

        On August 8, 2007, Classmates Online and MyPoints declared dividends to UOL, which were evidenced by unsecured notes payable in the aggregate principal amount of $50.0 million. The notes bear interest at an annual rate of 9.625%, payable quarterly in arrears. No principal is due on the notes until maturity on August 31, 2013, but the notes may be repaid in whole or in part at any time prior to maturity without penalty. The Company intends to retire the notes with the proceeds from the proposed IPO.

3. ACQUISITIONS

MyPoints.com, Inc.

        On April 10, 2006, UOL acquired MyPoints.com, Inc. for $56.6 million in cash, including acquisition costs. MyPoints is an online loyalty marketing service, providing advertisers with an effective means to reach a large online audience with targeted marketing campaigns, while also enabling consumers to earn points-based rewards by responding to email offers, completing online surveys, shopping online, and engaging in other online activities. The acquisition was accounted for under the purchase method in accordance with SFAS No. 141, Business Combinations. The primary reason for the acquisition was to expand the Company's business offerings. This factor contributed to a purchase price in excess of the fair value of MyPoints' net liabilities assumed and intangible assets acquired, and, as a result, the Company has recorded goodwill in connection with this transaction. MyPoints' results of operations are included in the Company's combined and consolidated financial statements from the date of acquisition.

        The purchase price was allocated based on the estimated fair values of assets and liabilities, including identifiable intangible assets. The purchase price allocation is considered final. The following

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. ACQUISITIONS (Continued)

table summarizes the net liabilities assumed and the intangible assets and goodwill acquired in connection with the MyPoints acquisition (in thousands):

Description	Estimated Fair Value	Estimated Amortizable Life
Net liabilities assumed:
Cash	$7,137
Accounts receivable	9,667
Other current assets	1,905
Property and equipment	2,833
Other assets	496
Accounts payable and accrued liabilities	(9,376)
Deferred revenue	(471)
Member redemption liability	(17,673)

Total net liabilities assumed	(5,482)

Intangible assets acquired:
Customer contracts	9,230	5 years
Proprietary rights	3,700	10 years

Total intangible assets acquired	12,930

Goodwill	49,122

Total purchase price	$56,570

        The weighted-average amortizable life of the acquired intangible assets is 6.4 years. The acquisition was treated as an acquisition of net assets for tax purposes and, accordingly, the $49.1 million of goodwill acquired is tax deductible.

        The following summarized unaudited pro forma information assumes that the acquisition of MyPoints had occurred on January 1, 2005 (in thousands, except per share amounts):

	Year Ended December 31,
	2006	2005
Revenues	$152,109	$122,721
Loss before cumulative effect of accounting change	$(310)	$(5,296)
Net loss	$(127)	$(5,296)
Basic and diluted net loss per share:
Loss before cumulative effect of accounting change per share	$(0.01)	$(0.11)
Basic and diluted net loss per share	$—	$(0.11)

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. ACQUISITIONS (Continued)

The Names Database

        On March 16, 2006, the Company acquired Opobox, Inc. for $10.1 million in cash, including acquisition costs. Opobox operates The Names Database, an online registry consisting of school affiliations that allows members to send messages through the Web site to one another. The acquisition was accounted for under the purchase method in accordance with SFAS No. 141. The primary reason for the acquisition was to acquire The Names Database's member relationships and software, which had the effect of expanding the Company's social networking services. This factor contributed to a purchase price in excess of the fair value of The Names Database's net liabilities assumed and intangible assets acquired, and, as a result, the Company has recorded goodwill in connection with this transaction. The Names Database's results of operations are included in the Company's combined and consolidated financial statements from the date of acquisition.

        The purchase price was allocated based on the estimated fair values of assets and liabilities, including identifiable intangible assets. The purchase price allocation is considered final. The following table summarizes the net liabilities assumed and the intangible assets and goodwill acquired in connection with The Names Database acquisition (in thousands):

Description	Estimated Fair Value	Estimated Amortizable Life
Net liabilities assumed:
Cash	$510
Accounts receivable	51
Accounts payable and accrued liabilities	(8)
Deferred revenue	(541)
Deferred income taxes	(455)

Total net liabilities assumed	(443)

Intangible assets acquired:
Pay accounts	500	4 years
Free accounts	600	10 years
Advertising contracts and related relationships	29	2 years
Technology	245	5 years
Proprietary rights	134	5 years
Other intangible assets	45	5 years

Total intangible assets acquired	1,553

Goodwill	9,002

Total purchase price	$10,112

        The weighted-average amortizable life of the acquired intangible assets is 6.6 years. The $9.0 million of goodwill acquired is not deductible for tax purposes. The pro forma effect of the transaction is immaterial to the combined and consolidated financial statements for all periods presented.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. ACQUISITIONS (Continued)

Trombi

        On August 25, 2006, the Company acquired Trombi Acquisition SARL for $0.6 million in cash, including acquisition costs. Trombi is an online social networking service operated in France. Trombi's social networking affiliations are focused on schools. The acquisition was accounted for under the purchase method in accordance with SFAS No. 141. The primary reason for the acquisition was to expand the Company's international business offerings. Trombi's results of operations are included in the Company's combined and consolidated financial statements from the date of acquisition, and are not material for all periods presented.

4. BALANCE SHEET COMPONENTS

Short-Term Investments

        Short-term investments consisted of the following (in thousands):

	March 31, 2008
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
	(unaudited)
Government agencies	$7,445	$8	$—	$7,453

Total	$7,445	$8	$—	$7,453

        Gross unrealized gains and losses are presented net of tax in accumulated other comprehensive loss on the unaudited combined and consolidated balance sheets. The Company had no material realized gains or losses from the sale of short-term investments in the quarter ended March 31, 2008 (unaudited).

        The Company did not have any gross unrealized losses in its short-term investments at March 31, 2008.

        Maturities of short-term investments were as follows (in thousands):

	March 31, 2008
	Amortized Cost	Estimated Fair Value
	(unaudited)
Maturing within 1 year	$7,445	$7,453

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. BALANCE SHEET COMPONENTS (Continued)

Other Current Assets

        Other current assets consisted of the following (in thousands):

		December 31,
	March 31, 2008
		2007	2006
	(unaudited)
Gifts cards used to satisfy member redemption liability	$3,443	$3,653	$2,644
Prepaid expenses	2,279	1,762	2,490
Restricted cash	244	242	236
Other	689	467	364

Total	$6,655	$6,124	$5,734

Property and Equipment

        Property and equipment consisted of the following (in thousands):

		December 31,
	March 31, 2008
		2007	2006
	(unaudited)
Computer software and equipment	$35,999	$34,861	$24,764
Furniture and fixtures	2,993	2,958	2,081

	38,992	37,819	26,845
Less: accumulated depreciation and amortization	(23,536)	(21,417)	(13,763)

Total	$15,456	$16,402	$13,082

        Depreciation expense, including the amortization of leasehold improvements, for the quarters ended March 31, 2008 (unaudited) and 2007 (unaudited) and for the years ended December 31, 2007, 2006 and 2005 was $2.1 million, $1.9 million, $7.8 million, $8.2 million, and $5.5 million, respectively. Assets under capital leases are included in computer software and equipment. At December 31, 2007, the amount capitalized under capital leases and the related accumulated depreciation were $0.4 million and $0.4 million, respectively. At December 31, 2006, the amount capitalized under capital leases and the related accumulated depreciation were $0.4 million and $0.4 million, respectively.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. BALANCE SHEET COMPONENTS (Continued)

Goodwill and Intangible Assets

        The changes in goodwill for the years ended December 31, 2007 and 2006 were as follows (in thousands):

Balance at January 1, 2006	$65,434
Goodwill recorded in connection with The Names Database acquisition	9,002
Goodwill recorded in connection with the MyPoints acquisition	49,122
Goodwill recorded in connection with the Trombi acquisition	184
Reduction in acquired deferred tax assets	458

Balance at December 31, 2006	124,200
Increase in acquired deferred tax assets and other	(359)

Balance at December 31, 2007	$123,841

        Intangible assets consisted of the following (in thousands):

	December 31, 2007
	Cost	Accumulated Amortization	Net
Pay accounts and free accounts	$52,755	$(30,110)	$22,645
Trademarks and trade names	17,634	(4,992)	12,642
Advertising contracts and related relationships	7,229	(7,226)	3
Software and technology	378	(144)	234
Patents, domain names and other	1,838	(702)	1,136

Total	$79,834	$(43,174)	$36,660

	December 31, 2006
	Cost	Accumulated Amortization	Net
Pay accounts and free accounts	$52,703	$(22,604)	$30,099
Trademarks and trade names	17,634	(3,215)	14,419
Advertising contracts and related relationships	7,229	(6,130)	1,099
Software and technology	368	(74)	294
Patents, domain names and other	1,823	(367)	1,456

Total	$79,757	$(32,390)	$47,367

        Amortization expense related to intangible assets for the quarters ended March 31, 2008 (unaudited) and 2007 (unaudited) and for the years ended December 31, 2007, 2006 and 2005 was $2.1 million, $2.8 million, $10.8 million, $12.7 million, and $16.4 million, respectively.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. BALANCE SHEET COMPONENTS (Continued)

        Estimated future intangible asset amortization expense at December 31, 2007 was as follows (in thousands):

Year Ending December 31,
2008	$8,042
2009	6,864
2010	5,191
2011	4,315
2012	4,013
Thereafter	8,235

Total	$36,660

Accrued Liabilities

        Accrued liabilities consisted of the following (in thousands):

		December 31,
	March 31, 2008
		2007	2006
	(unaudited)
Employee compensation and related expenses	$5,471	$9,191	$7,027
Income taxes payable	2,022	981	353
Other	2,449	2,056	1,797

Total	$9,942	$12,228	$9,177

5. FAIR VALUE MEASUREMENTS (UNAUDITED)

        On January 1, 2008, the Company adopted certain provisions of SFAS No. 157, Fair Value Measurements, which establishes a single authoritative definition of fair value, sets out a framework for measuring fair value and expands on required disclosures about fair value measurements. The provisions of SFAS No. 157 related to financial assets and liabilities as well as other assets and liabilities carried at fair value on a recurring basis did not have a material impact on the Company's combined and consolidated financial statements. The provisions of SFAS No. 157 related to nonfinancial assets and liabilities will be effective for the Company on January 1, 2009 in accordance with FASB Staff Position ("FSP") FAS 157-2, Effective Date of FASB Statement No. 157, and will be applied prospectively. The Company is currently evaluating the impact that these additional provisions will have on the Company's combined and consolidated financial statements. In accordance with FSP FAS 157-2, the Company will apply the provisions of SFAS No. 157 to property and equipment, goodwill and intangible assets beginning January 1, 2009.

        SFAS No. 157 establishes a three-tiered hierarchy that draws a distinction between market participant assumptions based on (i) quoted prices (unadjusted) in active markets for identical assets and liabilities (Level 1), (ii) inputs other than quoted prices in active markets that are observable either directly or indirectly (Level 2) and (iii) unobservable inputs that require the Company to use present value and other valuation techniques in the determination of fair value (Level 3). The following table

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. FAIR VALUE MEASUREMENTS (UNAUDITED) (Continued)

presents information about assets required to be carried at fair value on a recurring basis at March 31, 2008 (in thousands):

Description	Fair Value Measurements at March 31, 2008 Using Quoted Prices (Unadjusted) in Active Markets for Identical Assets (Level 1)
Cash equivalents	$10,600
Available-for-sale securities	7,453

Total	$18,053

6. STOCKHOLDER'S EQUITY

Preferred Stock

        The Company has 50 million shares of preferred stock authorized with a par value of $0.0001. At March 31, 2008 (unaudited), December 31, 2007 and 2006, the Company had no preferred shares issued or outstanding.

Common Stock

        The Company has two classes of authorized common stock: Class A common stock and Class B common stock. In November 2007, the Company reclassified all shares of previously outstanding common stock, par value $0.0001, into 48 million issued and outstanding shares of Class B common stock. The Company has 350 million shares of Class A common stock authorized with a par value of $0.0001 and no shares issued or outstanding. The Company has 100 million shares of Class B common stock authorized with a par value of $0.0001 and 48 million shares issued and outstanding.

        The changes to the Company's capital structure in November 2007 have been shown retroactively in the accompanying combined and consolidated balance sheets and related notes, and related earnings per share information.

        UOL owns all of the shares of the Company's Class B common stock. UOL, as the holder of all of the issued and outstanding shares of Class B common stock, is entitled to ten votes per share and the holders of Class A common stock will be entitled to one vote per share. UOL does not own any outstanding shares of Class A common stock, which shares will be offered in connection with the Company's proposed IPO. However, under the terms of the Company's amended and restated certificate of incorporation, UOL has the right at any time to convert any of the Class B common stock it holds into Class A common stock, on a one-for-one basis, prior to any tax-free distribution.

        The rights of the holders of Class A and Class B common stock are identical, except with respect to voting, conversion and protective voting provisions. For purposes of computing earnings per share, the Company will utilize the two-class method upon consummation of the proposed IPO.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. STOCK-BASED COMPENSATION PLANS

        The Company's employees participate in the stock-based compensation plans of UOL. Under these plans, certain employees have received grants of stock options and restricted stock units for UOL common stock. Additionally, all eligible Company employees are provided the opportunity to participate in UOL's employee stock purchase plan. Prior to the proposed IPO, the Company intends to establish its own stock-based compensation plans which are expected to be structured similar to UOL's stock-based compensation plans. All unvested stock options and restricted stock units in UOL common stock held by the Company's employees will continue to vest under the original terms of those equity awards.

        UOL has three active equity plans under which it is authorized to grant stock options, stock awards and restricted stock units.

        Stock options granted to the Company's employees generally vest over a three- or four-year period under a variety of vesting schedules and expire after ten years unless canceled earlier due to termination of employment.

        Restricted stock units granted to the Company's employees generally vest over a two- to four-year period under a variety of vesting schedules and are canceled upon termination of employment.

        Upon the exercise of a stock option award, the vesting of a restricted stock unit or the award of common stock, shares of common stock are issued by UOL from authorized but unissued shares.

        The following table summarizes the aggregate shares reserved for issuance and the shares available for grant under UOL's equity plans at December 31, 2007 (in thousands):

	Aggregate Shares Reserved for Issuance	Shares Available for Grant
2001 Stock Incentive Plan	23,776	2,832
2001 Supplemental Stock Incentive Plan	4,825	522
Classmates Online, Inc. 2004 Stock Plan	1,128	493

Total	29,729	3,847

        The Company cannot grant restricted stock units from the Classmates Online, Inc. 2004 Stock Plan.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. STOCK-BASED COMPENSATION PLANS (Continued)

Stock-Based Compensation

        The following table summarizes the stock-based compensation that has been included in the following captions within the combined and consolidated statements of operations and comprehensive income (loss) for each of the periods presented (in thousands):

	Quarter Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Operating expenses:
Cost of revenues	$101	$73	$425	$227	$50
Sales and marketing	423	275	1,262	871	267
Product development	283	220	997	665	121
General and administrative	832	(250)	2,075	1,431	430

Total stock-based compensation	$1,639	$318	$4,759	$3,194	$868

Tax benefit recognized	$369	$101	$1,509	$1,156	$304

        Allocated expenses from UOL include stock-based compensation of $2,224,000, $520,000, $2,230,000, $1,678,000, and $1,763,000, respectively, for the quarters ended March 31, 2008 (unaudited) and 2007 (unaudited) and for the years ended December 31, 2007, 2006 and 2005 for the UOL employees whose cost of services are allocated to the Company. These costs are not reflected in the table above; however, these costs are included in general and administrative expenses in the combined and consolidated statements of operations and comprehensive income (loss).

Stock Options

        The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model, consistent with the provisions of SFAS No. 123R and SAB No. 107. Because option-pricing models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. The Company calculates expected volatility based on historical volatility of UOL's common stock. The expected term, which represents the period of time that options granted are expected to be outstanding, is estimated based on historical exercise experience. The Company evaluated historical exercise behavior when determining the expected term assumptions. The risk-free interest rate assumed in valuing the options is based on the U.S. Treasury yield curve in effect at the time of grant for the expected term of the option. The Company determines the expected dividend yield percentage by dividing the expected annual UOL dividend by the closing market price of UOL common stock at the date of grant.

        The following table summarizes the assumptions used in the Black-Scholes option-pricing model. The assumptions represent the weighted average of the applicable assumption used to value stock

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. STOCK-BASED COMPENSATION PLANS (Continued)

options at their grant date. The Company did not grant any stock options in the year ended December 31, 2007.

	Year Ended December 31,
	2007	2006	2005
Risk-free interest rate	N/A	4.5%	4.1%
Expected term (in years)	N/A	3.8	5.0
Dividend yield	N/A	6.1%	2.5%
Volatility	N/A	60.3%	91.3%

        The following table summarizes activity during the years ended December 31, 2005, 2006 and 2007:

	UOL Options Outstanding	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Life	Aggregate Intrinsic Value
	(in thousands)		(in years)	(in thousands)
Outstanding at January 1, 2005	503	$5.60
Granted	690	$11.40
Exercised	(127)	$4.19
Canceled	(417)	$7.83

Outstanding at December 31, 2005	649	$10.61
Granted	73	$13.16
Exercised	(117)	$8.81
Canceled	(116)	$11.58

Outstanding at December 31, 2006	489	$11.19
Outstanding options held by employees transferred to CMC	25	$12.08
Granted	—	$—
Exercised	(101)	$9.83
Canceled	(105)	$11.80

Outstanding at December 31, 2007	308	$11.38	7.1	$387

Exercisable at December 31, 2007	181	$11.10	6.9	$289

Expected to vest at December 31, 2007	116	$12.00	7.3	$68

        Total unrecognized compensation cost related to unvested stock options at December 31, 2007, net of expected forfeitures, was $0.3 million and was expected to be recognized over a weighted-average period of 0.8 years.

        The weighted-average grant date fair value of stock options granted during the years ended December 31, 2007, 2006 and 2005 was $0, $4.51, $7.07, respectively. The total intrinsic value of options exercised during the years ended December 31, 2007, 2006 and 2005 was $0.5 million, $0.5 million and $1.0 million, respectively. Cash received by UOL from the exercise of stock options

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. STOCK-BASED COMPENSATION PLANS (Continued)

was $1.0 million, $1.0 million and $0.5 million, respectively, for the years ended December 31, 2007, 2006 and 2005. The tax benefits realized from stock options exercised in the years ended December 31, 2007, 2006 and 2005 were $0.2 million, $0.2 million and $0, respectively.

Restricted Stock Units

        The following table summarizes activity related to the Company's employees for restricted stock units during the years ended December 31, 2005, 2006 and 2007:

	UOL Restricted Stock Units Outstanding	Weighted-Average Grant Date Fair Value
	(in thousands)
Outstanding at January 1, 2005	—	$—
Granted	165	$11.84
Vested	—	$—
Canceled	(12)	$10.55

Outstanding at December 31, 2005	153	$11.94
Granted	660	$12.15
Vested	(44)	$11.59
Canceled	(62)	$12.07

Outstanding at December 31, 2006	707	$12.15
Outstanding restricted stock units held by employees transferred to CMC	56	$12.83
Granted	574	$14.01
Vested	(205)	$12.04
Canceled	(151)	$12.71

Outstanding at December 31, 2007	981	$13.22

        At December 31, 2007, the intrinsic value of outstanding restricted stock units was $11.6 million. The fair value of restricted stock units that vested during the year ended December 31, 2007 was $3.1 million. Total unrecognized compensation cost related to unvested restricted stock units at December 31, 2007, net of expected forfeitures, is $11.0 million and is expected to be recognized over a weighted-average period of 1.5 years.

        At December 31, 2006, the intrinsic value of outstanding restricted stock units was $9.4 million. The fair value of restricted stock units that vested during the year ended December 31, 2006 was $0.5 million.

Classmates Media Corporation Equity Awards

        In connection with the preparation for the proposed IPO by the Company, the Company agreed to provide certain employees and directors an aggregate of $16.84 million of value in Company restricted stock units effective upon the IPO and valued at the IPO price. Certain of these agreements provided that, if the IPO did not occur by April 30, 2008, the individual would be entitled to receive UOL

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. STOCK-BASED COMPENSATION PLANS (Continued)

restricted stock units in lieu of the Company restricted stock units (the "guaranteed awards"), while certain other agreements provided that the right to receive the equity award would terminate. The UOL restricted stock units have not yet been issued and the Company is in discussions with certain employees and directors to extend the April 30, 2008 date so that if the IPO occurs, such individuals will remain entitled to receive restricted stock units of the Company. Stock-based compensation associated with $13.0 million of these equity awards, which constitute the guaranteed awards, has been recorded in the Company's combined and consolidated financial statements from the execution dates of the agreements providing for the equity awards. In the March 2008 quarter, one of the guaranteed awards with a value of $4.0 million was canceled and $0.4 million of stock-based compensation was reversed and reflected in general and administrative expenses in the Company's unaudited combined and consolidated statement of operations and comprehensive income (loss) for the quarter ended March 31, 2008 (unaudited). Stock-based compensation associated with the guaranteed awards of $0.2 million and $1.3 million was recognized in the quarter ended March 31, 2008 (unaudited) and the year ended December 31, 2007, respectively.

        In addition, in connection with his employment agreement, the Company's Chairman, President and Chief Executive Officer will receive options to purchase 4.2857% of the fully diluted shares of the Company's Class A common stock at an exercise price equal to the initial public offering price upon the effectiveness of the IPO. No stock-based compensation has been recognized in connection with this equity award because the award is contingent upon the IPO, and no measurement date has been established.

Recent Equity Awards

        Effective February 15, 2008, UOL approved grants of 0.5 million restricted stock units with a fair value equal to $5.9 million to the Company's employees. Each restricted stock unit entitles the recipient to receive one share of UOL common stock upon vesting. The restricted stock units vest twenty-five percent on February 15, 2009 and quarterly thereafter for three years.

Employee Stock Purchase Plan

        UOL has an employee stock purchase plan, which expires in the year 2011, and under which 6.8 million shares of UOL's common stock were reserved for issuance under the plan at December 31, 2007. At December 31, 2007, 3.0 million shares were available for issuance. Under the employee stock purchase plan, each eligible employee may authorize payroll deductions of up to 15% of their compensation to purchase shares of UOL common stock on two purchase dates each year at a purchase price per share equal to 85% of the lower of (i) the closing market price per share of UOL common stock on the employee's entry date into the two-year offering period in which the purchase date occurs or (ii) the closing market price per share on the purchase date. Each offering period has a 24-month duration and purchase intervals of six months.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. STOCK-BASED COMPENSATION PLANS (Continued)

        The fair value of employee stock purchase plan shares was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Year Ended December 31,
	2007	2006
Risk-free interest rate	4.5%	3.8%
Expected term (in years)	0.5 – 2.0	0.5 – 2.0
Dividend yield	6.4%	8.3%
Volatility	38.7%	52.1%

        The assumptions presented in the table above represent the weighted average of the applicable assumptions used to value employee stock purchase plan shares. The Company calculates expected volatility based on historical volatility of UOL's common stock. The expected term represents the amount of time remaining in the 24-month offering period. The risk-free interest rate assumed in valuing the employee stock purchase plan shares is based on the U.S. Treasury yield curve in effect at the time of grant for the expected term. The Company determines the expected dividend yield percentage by dividing the expected annual UOL dividend by the closing market price of UOL common stock at the date of grant.

        For the years ended December 31, 2007, 2006 and 2005, the Company recognized $0.5 million, $0.3 million and $0 of stock-based compensation related to the employee stock purchase plan. Total unrecognized compensation cost related to the employee stock purchase plan at December 31, 2007 was $0.4 million and was expected to be recognized over a weighted-average period of 0.6 years.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. INCOME TAXES

        The provision for (benefit from) income taxes was comprised of the following (in thousands):

	Year Ended December 31,
	2007	2006	2005
Income (loss) before income taxes:
Domestic	$9,955	$518	$(9,581)
Foreign	(2,548)	(2,085)	(1,949)

Income (loss) before income taxes	$7,407	$(1,567)	$(11,530)

Income tax provision (benefit):
Current:
Federal	$6,062	$775	$—
State	333	460	—

	6,395	1,235	—

Deferred:
Federal	(2,473)	(267)	(3,344)
State	(108)	(419)	5
Foreign	375	—	—

	(2,206)	(686)	(3,339)

Provision for (benefit from) income taxes	$4,189	$549	$(3,339)

        The following is a reconciliation of the statutory federal income tax rate to the Company's effective income tax rate (in thousands):

	Year Ended December 31,
	2007	2006	2005
Taxes on income at the statutory federal income tax rate of 35%	$2,593	$(548)	$(4,036)
State income taxes, net of federal tax benefits	158	27	—
Stock-based compensation	219	156	—
Foreign examination adjustments	—	140	—
Other differences	559	2	(29)
Increase in valuation allowance	660	772	726

Provision for (benefit from) income taxes	$4,189	$549	$(3,339)

        For the year ended December 31, 2007, the Company recorded a tax provision of $4.2 million on pre-tax income of $7.4 million, resulting in an effective income tax rate of 56.6%. The effective income tax rate differs from the statutory federal income tax rate primarily due to (1) foreign losses, the benefit of which is not currently recognizable due to uncertainty regarding realization; (2) employee stock purchase plan compensation, the benefit of which is not currently recognized under SFAS No. 123R but which is recognized upon a disqualified disposition; and (3) state income taxes, net of federal tax benefits.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. INCOME TAXES (Continued)

        For the year ended December 31, 2006, the Company recorded a tax provision of $0.5 million on a pre-tax loss of $1.6 million. The effective income tax rate differs from the statutory federal income tax rate primarily due to (1) foreign losses, the benefit of which is not currently recognizable due to uncertainty regarding realization; (2) employee stock purchase plan compensation, the benefit of which is not currently recognized under SFAS No. 123R but which is recognized upon a disqualified disposition; (3) foreign examination adjustments; and (4) state income taxes, net of federal tax benefits.

        For the year ended December 31, 2005, the Company recorded a tax benefit of $3.3 million on a pre-tax loss of $11.5 million. The effective income tax rate differs from the statutory federal income tax rate primarily due to foreign losses, the benefit of which is not currently recognizable due to uncertainty regarding realization.

        Components of net deferred tax liabilities were as follows (in thousands):

	December 31,
	2007	2006
Deferred tax assets:
Net operating loss carryforwards	$2,946	$2,287
Depreciation and amortization	350	462
Stock-based compensation	1,590	1,039
Deferred revenue	1,153	2,238
Other	740	297

Total gross deferred tax assets	6,779	6,323
Less: valuation allowance	(2,946)	(2,287)

Total deferred tax assets after valuation allowance	3,833	4,036

Deferred tax liabilities:
Amortization of acquired intangible assets	(9,944)	(12,728)

Total deferred tax liabilities	(9,944)	(12,728)

Net deferred tax liabilities	$(6,111)	$(8,692)

	December 31,
	2007	2006
Current portion of net deferred tax assets	$1,894	$2,569
Long-term portion of net deferred tax liabilities	(8,005)	(11,261)

Net deferred tax liabilities	$(6,111)	$(8,692)

        The Company had a valuation allowance of $2.9 million at December 31, 2007 to reduce deferred tax assets to the amount that is more likely than not to be realized in future periods. Based on the Company's assessment of all available evidence, it concluded that, with the exception of foreign losses due to the uncertainty regarding utilization, it is more likely than not that the remaining deferred tax assets will be realized. The valuation allowance is attributable to foreign losses due to the uncertainty regarding realization.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. INCOME TAXES (Continued)

        The Company adopted the provisions of FIN 48 on January 1, 2007. The cumulative effect at adoption of this interpretation did not result in any adjustment to retained earnings. At January 1, 2007 and at December 31, 2007, the Company had no unrecognized tax benefits.

        The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2007, the Company did not have any such accrued interest or penalties.

        The Company files income tax returns in the U.S. federal jurisdiction and in various state jurisdictions. The Company is subject to U.S. federal and state income tax examinations by the taxing authorities in all of these jurisdictions for the tax years ended December 31, 2005 through December 31, 2007. No examinations are currently in process.

        At December 31, 2007, the Company had foreign net operating loss carryforwards of $9.3 million, of which $0.1 million of these carryforwards expire within five years and the remainder have no fixed expiration date.

        For the years ended December 31, 2007, 2006 and 2005, income tax benefits attributable to equity-based compensation transactions that were allocated to stockholders' equity amounted to $0.7 million, $0.7 million and $0, respectively.

        The Company files income taxes as part of a consolidated group with UOL. For purposes of the accompanying combined and consolidated financial statements, the provision for (benefit from) income taxes has been computed as if the Company was a standalone corporate tax payer.

9. NET INCOME (LOSS) PER SHARE

        The following table sets forth the computation of basic and diluted net income (loss) per share (in thousands, except per share amounts):

	Quarter Ended March 31,		Year Ended December 31,
	2008	2007	2007	2006	2005
	(unaudited)
Numerator:
Income (loss) before cumulative effect of accounting change	$1,664	$(250)	$3,218	$(2,116)	$(8,191)
Cumulative effect of accounting change, net of tax	—	—	—	183	—

Net income (loss)	$1,664	$(250)	$3,218	$(1,933)	$(8,191)

Denominator:
Shares used to calculate net income (loss) per share	48,000	48,000	48,000	48,000	48,000

Basic and diluted net income (loss) per share:
Income (loss) before cumulative effect of accounting change	$0.03	$(0.01)	$0.07	$(0.04)	$(0.17)
Cumulative effect of accounting change, net of tax	—	—	—	—	—

Basic and diluted net income (loss) per share	$0.03	$(0.01)	$0.07	$(0.04)	$(0.17)

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. EMPLOYEE BENEFIT PLANS

        UOL has a savings plan (the "Savings Plan") that qualifies as a defined contribution plan under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating employees may defer a percentage (not to exceed 40%) of their eligible pre-tax earnings up to the Internal Revenue Service annual contribution limit. All full-time employees on the payroll of the Company are eligible to participate in the Savings Plan. UOL matches 25% of employees' contributions, up to Savings Plan limits. The Company recognized expenses of $0.3 million, $0.1 million and $0.1 million during the years ended December 31, 2007, 2006 and 2005, respectively, related to UOL's Savings Plan match.

11. INITIAL PUBLIC OFFERING PROCESS

        In December 2007, UOL determined that proceeding with the proposed IPO under then-current market conditions was not in the best interests of UOL's stockholders and the Company withdrew its Form S-1 registration statement previously filed with the SEC. Approximately $0.5 million of transaction costs were determined not to have continuing value after the withdrawal of the IPO and were expensed in the quarter ended December 31, 2007. It remains UOL's strategy to complete an IPO of the Company. As such, certain additional costs totaling $3.9 million and $3.6 million associated with the IPO have been deferred and are included in other assets on the Company's combined and consolidated balance sheets at March 31, 2008 (unaudited) and December 31, 2007, respectively. See Note 13 for additional information.

12. COMMITMENTS AND CONTINGENCIES

Leases

        Future minimum lease payments at December 31, 2007 under noncancellable capital and operating leases, with initial lease terms in excess of one year, were as follows (in thousands):

	Year Ending December 31,
	2008	2009	2010	2011	2012	Thereafter	Total
Capital leases(1)	$14	$—	$—	$—	$—	$—	$14
Operating leases	2,745	1,911	1,239	517	163	27	6,602

Total	$2,759	$1,911	$1,239	$517	$163	$27	$6,616

(1)
Includes $1,000 of imputed interest.

        Operating leases consist primarily of facility leases. The Company leases its facilities and certain operating equipment under operating leases expiring at various periods through 2014. Certain of the Company's operating leases include rent holidays as well as escalation clauses that periodically adjust rent expense to reflect changes in price. The Company records rent expense on a straight-line basis over the lease term. Rent expense for operating leases for the years ended December 31, 2007, 2006 and 2005 was $2.4 million, $1.2 million and $1.3 million, respectively.

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. COMMITMENTS AND CONTINGENCIES (Continued)

Standby Letters of Credit

        Standby letters of credit are maintained pursuant to certain of the Company's lease arrangements. The standby letters of credit remain in effect at declining levels through the terms of the related leases. Certificates of deposit of $1.4 million and $0.3 million maintained by the Company in connection with certain of these standby letters of credit are included in other assets in the combined and consolidated balance sheets at December 31, 2007 and 2006, respectively. Commitments under standby letters of credit at December 31, 2007 are scheduled to expire as follows (in thousands):

	Total	Less than 1 Year	1 Year to Less than 3 Years	3 Years to Less than 5 Years	More than 5 Years
Standby letters of credit	$1,382	$331	$688	$283	$80

Other Commitments

        In the ordinary course of business, the Company may provide indemnifications of varying scope and terms to customers, vendors, lessors, business partners, and other parties with respect to certain matters, including, but not limited to, losses arising out of the Company's breach of such agreements, services to be provided by the Company, or from intellectual property infringement claims made by third-parties. In addition, the Company has entered into indemnification agreements with its directors and certain of its officers and employees that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers or employees. The Company has also agreed to indemnify certain former officers, directors and employees of acquired companies in connection with the acquisition of such companies. UOL maintains director and officer insurance, which may cover certain liabilities arising from its obligation to indemnify the Company's directors and certain of its officers and employees, and former officers, directors and employees of acquired companies, in certain circumstances.

        It is not possible to determine the maximum potential amount of exposure under these indemnification agreements due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement. Such indemnification agreements may not be subject to maximum loss clauses.

Legal Contingencies

        The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. Management believes the amount and ultimate liability, if any, with respect to these actions will not materially affect the Company's business, financial position, results of operations or cash flows. There can be no assurance, however, that such actions will not materially or adversely affect the Company's business, financial position, results of operations or cash flows. The Company has not established any allowances for legal matters at March 31, 2008 (unaudited), December 31, 2007 or December 31, 2006.

13. SUBSEQUENT EVENT (UNAUDITED)

        In 2007, UOL commenced the process for an IPO of the Company. In December 2007, UOL determined that proceeding with the IPO under then-current market conditions was not in the best

CLASSMATES MEDIA CORPORATION

(A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.)

NOTES TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. SUBSEQUENT EVENT (UNAUDITED) (Continued)

interests of UOL's stockholders and CMC withdrew its Form S-1 registration statement previously filed with the SEC in connection with the IPO. Because it remained UOL's strategy to complete an IPO of CMC during 2008, certain IPO transaction-related costs incurred during 2007 and the first quarter of 2008 totaling $3.9 million were deferred and were included in other assets on the Company's balance sheet at March 31, 2008. While it remains UOL's strategy to complete the IPO of CMC, because UOL believes that capital markets have not improved significantly since the CMC Form S-1 registration statement was withdrawn in December 2007 and there is limited visibility as to when capital markets might improve significantly, UOL has concluded that it is unlikely that the IPO will be completed before 2009. As such, UOL determined, on June 23, 2008, that the $3.9 million in deferred transaction-related costs relating to the IPO will be expensed in the quarter ending June 30, 2008 and the Company's financial results for such quarter will be negatively impacted.

QuickLinks

  Exhibit 99.1
INDEX TO COMBINED AND CONSOLIDATED FINANCIAL STATEMENTS
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CLASSMATES MEDIA CORPORATION (A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.) COMBINED AND CONSOLIDATED BALANCE SHEETS (in thousands, except per share amounts)
CLASSMATES MEDIA CORPORATION (A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.) COMBINED AND CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (in thousands, except per share amounts)
CLASSMATES MEDIA CORPORATION (A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.) COMBINED AND CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (in thousands)
CLASSMATES MEDIA CORPORATION (A WHOLLY-OWNED SUBSIDIARY OF UNITED ONLINE, INC.) COMBINED AND CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)